EXHIBIT 21.1
SUBSIDIARIES OF RENT-A-CENTER, INC.
AAA Rent to Own, Reno, Inc., a Nevada corporation
AAA Rent to Own, Elko, Inc., a Nevada corporation
ColorTyme, Inc., a Texas corporation
ColorTyme Finance, Inc., a Texas corporation
dPi Energy, LLC, a Delaware limited liability company
DPI Holdings, Inc., a Texas corporation
dPi Teleconnect, LLC, a Delaware limited liability company
Get It Now, LLC, a Delaware limited liability company
Rainbow Rentals, Inc., an Ohio corporation
RAC Canada Finance LP, a Canadian limited partnership
RAC Canada Holdings, a Canadian partnership
RAC Military Product Service, LLC, a Delaware limited liability company
RAC Military Rentals East, LLC, a Delaware limited liability company
RAC National Product Service, LLC, a Delaware limited liability company
RAC West Acquisition Sub, Inc., a Delaware corporation
Remco America, Inc., a Delaware corporation
Rent-A-Center Addison, L.L.C., a Delaware limited liability company
Rent-A-Center East, Inc., a Delaware corporation
Rent-A-Center International, Inc., a Delaware corporation
Rent-A-Center Texas, L.P., a Texas limited partnership
Rent-A-Center Texas, L.L.C., a Nevada limited liability company
Rent-A-Center West, Inc., a Delaware corporation
Rent-A-Centre Canada, Ltd., a Canadian corporation
Rent-Way, Inc., a Pennsylvania corporation